Exhibit 99.1

LUMBER LIQUIDATORS WINS PROPOSITION 65 LAWSUIT

Judge Rules in Company’s Favor

TOANO, Va., April 5, 2016 – Lumber Liquidators (NYSE: LL), the largest specialty retailer of hardwood flooring in North America, today issued the following statement regarding the Court’s ruling in the Proposition 65 lawsuit originally filed on July 23, 2014 in the Superior Court of the State of California:

“We are pleased that the Court has ruled in Lumber Liquidators’ favor. This marks an important step forward for our company as we continue to focus on driving operational performance.

Over the past several months, we have made tremendous progress in strengthening Lumber Liquidators across every area of our organization. We have implemented significant enhancements to our sourcing and compliance practices, and we look forward to continuing to deliver products that are compliant with California’s environmental standards. We are committed to operating with integrity and delivering quality products to our customers.”

About Lumber Liquidators

With more than 370 locations, Lumber Liquidators is North America's largest specialty retailer of hardwood flooring. The Company features more than 400 top quality flooring varieties, including solid and engineered hardwood, bamboo, cork, laminate and resilient vinyl. Additionally, Lumber Liquidators provides a wide selection of flooring enhancements and accessories to complement, install and maintain your new floor. Every location is staffed with flooring experts who can provide advice and installation options for all of Lumber Liquidators' products, much of which is in stock and ready for delivery.

With premier brands including Bellawood and Morning Star Bamboo, Lumber Liquidators' flooring is often featured on popular television shows such as HGTV's Dream Home and This Old House. For more information, please visit www.LumberLiquidators.com or call 1.800.HARDWOOD.

Lumber Liquidators aims to be the industry leader in sustainability. For more information, please visit www.LumberLiquidators.com/Sustainability. Learn more about our corporate giving program at LayItForward.LumberLiquidators.com. You can also follow the Company on Facebook and Twitter.

Forward-Looking Statements

This press release includes statements of Lumber Liquidators' expectations, intentions, plans and beliefs that constitute "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "thinks," "estimates," "seeks," "predicts," "could," "projects," "potential" and other similar terms and phrases, are based on the beliefs of Lumber Liquidators' management, as well as assumptions made by, and information currently available to, Lumber Liquidators' management as of the date of such statements. These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Lumber Liquidators' control. Forward-looking statements in this release may include, without limitation, statements regarding Lumber Liquidators' compliance procedures and product quality. Lumber Liquidators' actual results could differ materially from those projected in or contemplated by the forward-looking statements as a result of potential risks, uncertainties and other factors including, but not limited to, Lumber Liquidators' ability to successfully implement the compliance procedures. Lumber Liquidators specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws. Information regarding additional risks and uncertainties is contained in Lumber Liquidators' reports filed with the Securities and Exchange Commission, including the Item 1A, "Risk Factors," section of the Form 10-K for the year ended December 31, 2015.

For Further Information Contact

Lumber Liquidators Investor Relations

Steve Calk

Tel: 757.566.7512

John Feld – One Simple Plan

Tel: 612.677.2248